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                                                                    EXHIBIT 23.3


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the statements of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc. for the years ended December 31, 1998, 1997 and 1996, dated September 3, 1999, in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus dated January 6, 2000 of Vista Energy Resources, Inc.


                                        /s/ Ernst & Young LLP

                                            Ernst & Young LLP


Fort Worth, Texas

January 6, 2000